UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
March 29, 2009
Date of Report
(Date of earliest event reported)
CRUSADER ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	1-32533	88-0349241

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4747 Gaillardia Parkway
Oklahoma City, Oklahoma 73142
(Address of principal executive offices, including zip code)
(405) 285-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	BANKRUPTCY OR RECEIVERSHIP
On March 30, 2009, Crusader Energy Group Inc. (the “Company”) and all of its wholly-owned subsidiaries (the “Subsidiaries”) filed voluntary petitions (the “Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), with proposed joint administration under Case No. 09-31797. The Company and its Subsidiaries also filed several first day motions with the Bankruptcy Court that, with the Bankruptcy Court’s approval, will allow the Company and its Subsidiaries to continue to conduct their businesses as usual or with minimal interruption. The Company and its Subsidiaries expect that they will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
The filing of the Petitions, as described in Item 1.03 of this Form 8-K and incorporated into this Item 2.04 by reference, constitutes an event of default under both the Second Amended and Restated Credit Agreement, dated June 26, 2008, among the Company, Union Bank of California, N.A., the administrative agent and issuing lender, and the lenders party thereto, as amended (the “First Lien Credit Facility”), and the Second Lien Credit Agreement, dated July 17, 2008, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Second Lien Credit Facility” and, together with the First Lien Credit Facility, the “Credit Facilities”). Such events of default result in all amounts outstanding under the Credit Facilities being immediately due and payable. As of March 30, 2009, the Company had approximately $30 million outstanding under the First Lien Credit Facility and approximately $250 million outstanding under the Second Lien Credit Facility. The ability of the lenders to enforce their rights under the Credit Facilities is subject to the applicable provisions of the Bankruptcy Code.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
Effective as of March 29, 2009, the Company’s board of directors (the “Board”) adopted the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Bylaws of the Company, as amended (the “Bylaws”). The Second Amendment amends Article III, Section 3.8 of the Bylaws to decrease the time period by which advance written notice of each meeting of the Board must be received by the members of the Board from 48 hours prior to each meeting to 2 hours prior to each meeting.
A copy of the Second Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	OTHER EVENTS
On March 30, 2009, the Company issued a press release regarding, among other things, matters reported in this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

Exhibit 3.1	Second Amendment to the Second Amended and Restated Bylaws of the Company, adopted on March 29, 2009

Exhibit 99.1	Press Release, dated March 30, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUSADER ENERGY GROUP INC.

Date: March 31, 2009

	By:	/s/ David D. Le Norman

David D. Le Norman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Second Amendment to the Second Amended and Restated Bylaws of the Company, adopted on March 29, 2009

Exhibit 99.1	Press Release, dated March 30, 2009

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